UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2006

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 Davey Road Woodridge, Illinois 60517		60517
(Address of principal executive offices)		(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective February 24, 2006, Advanced Life Sciences Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements in the form attached hereto as Exhibit 4.1 (the “Agreements”), with the accredited investors named therein (each an “Investor” and collectively, the “Investors”). Pursuant to the Agreements, each Investor is obligated, subject to certain closing conditions, to purchase at the closing a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that in the aggregate total 10,233,464 shares (the “Shares”), at a price of $3.53 per Share. The aggregate consideration expected to be received from the private placement is $36,124,128.

Pursuant to the Agreements, the Investors will also receive warrants in the form attached hereto as Exhibit 4.2 (the “Warrants”) to purchase an additional aggregate total of 5,116,732 shares of the Company’s Common Stock (the “Warrant Shares”). Each Warrant has an exercise price per share of $3.81 per share and may be exercised at any time from six months after the closing until the fifth anniversary of the grant date.

The Company agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission (the “Registration Statement”) within 30 days following the closing of the private placement to enable the resale of the Shares and the Warrant Shares, and to use its best efforts to cause the Registration Statement to become effective within 60 days of the closing of the private placement.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement, dated as of February 24, 2006, by and between the Company and the Investors

4.2	Form of Warrant to Purchase Shares of Common Stock

99.1	Press release, dated February 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Date: March 2, 2006	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement, dated as of February 24, 2006, by and between the Company and the Investors

4.2	Form of Warrant to Purchase Shares of Common Stock

99.1	Press release, dated February 28, 2006